UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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MakeMusic, Inc.

(Name of Registrant as Specified In Its Charter)

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MAKEMUSIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of MakeMusic, Inc. will be held on Wednesday, May 21, 2008, at 3:30 p.m. (Minneapolis time), at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, United States, for the following purposes:
1.	To elect directors for the ensuing year.

2.	To approve an increase of shares in the 2003 Equity Incentive Plan from 950,000 to 1,500,000.

3.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2008.

4.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.
          Only shareholders of record at the close of business on March 24, 2008 are entitled to notice of and to vote at the meeting or any adjournment thereof.
          Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save us the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Koch
Chairman of the Board

Minneapolis, Minnesota
April 9, 2008

MAKEMUSIC, INC.
Annual Meeting of Shareholders
May 21, 2008

PROXY STATEMENT

INTRODUCTION
          Your proxy is solicited by the Board of Directors of MakeMusic, Inc. (“MakeMusic”) for use at the Annual Meeting of Shareholders to be held on May 21, 2008, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.
          The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
          You may vote your shares by telephone, Internet, or mail by following the instructions on the enclosed proxy card. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.
          Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of MakeMusic. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
          The mailing address of our principal executive office is 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota, 55344-3848, United States. We expect that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about April 9, 2008.
OUTSTANDING SHARES AND VOTING RIGHTS
          Our Board of Directors has fixed March 24, 2008 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 24, 2008, there were 4,628,529 shares of our Common Stock issued and outstanding, which is our only outstanding class of capital stock entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS
          The following table provides information concerning persons known to us to be the beneficial owners of more than 5% of our outstanding Common Stock as of March 24, 2008. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address	Number of Shares		Percent
of Beneficial Owner	Beneficially Owned		of Class
LaunchEquity Entities	1,114,496	(1)	24.1%
8585 East Hartford Drive, Suite 400 Scottsdale, AZ 85255

Walrus Partners, LLC	334,435	(2)	7.2%
8014 Olson Memorial, #232 Golden Valley, MN 55427

(1)	Represents (i) 984,707 shares held by LaunchEquity Acquisition Partners - Education Partners (“LEAP”), and (ii) 129,789 shares held by LaunchEquity Acquisition Partners - Education Partners I (“LEAP I”), as set forth in the entities most recent Schedule 13D/A filing with the Securities and Exchange Commission on November 7, 2007. LEAP and LEAP I are managed by Broadway Advisors, LLC, an Arizona limited liability company, which is managed by Jeffrey A. Koch. Broadway Advisors, LLC and Jeffrey A. Koch, as manager, have voting and dispositive power over all the shares. Broadway Advisors and Mr. Koch disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein.

(2)	Pursuant to a Schedule 13G filed on February 14, 2008, Walrus Partners, LLC (“Walrus Partners”) is an investment advisor registered with the State of Minnesota and, as such, may be deemed to possess sole voting and dispositive power over the securities. All securities reported in the Schedule 13G are owned by Walrus Partners clients. Not more than 5% of the common stock of MakeMusic is beneficially owned by any one client whom Walrus Partners advises. Walrus Partners disclaims beneficial ownership of any securities held by its investment advisory clients.
MANAGEMENT SHAREHOLDINGS
          The following table sets forth the number of shares of Common Stock beneficially owned as of March 24, 2008, by each executive officer of MakeMusic named in the Summary Compensation Table on page 12 (who in this proxy statement are together referred to as “Named Executive Officers”), by each current director and nominee for director and by all directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial	Number of Shares		Percent
Owner or Identity of Group	Beneficially Owned		of Class(1)
John W. Paulson	176,800	(2)	3.8%
Ronald B. Raup	43,914	(3)	*
Karen L. VanDerBosch	12,289	(3)	*
Jeffrey A. Koch	1,114,496	(4)	24.1%
Keith A. Fenhaus	4,665	(3)	*
Robert B. Morrison	3,332	(3)	*
Graham Richmond	7,332	(3)	*
Michael Skinner	5,332	(3)	*
All current executive officers and directors as a group (8 persons)	1,368,160	(5)	29.6%

*	Less than 1%

(1)	Based on 4,628,529 shares of Common Stock issued and outstanding as of March 24, 2008. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 24, 2008, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes 30,050 shares which are owned outright and 146,750 shares that may be purchased upon exercise of options that are exercisable as of March 24, 2008 or within 60 days of such date.

(3)	Represents shares that may be purchased upon exercise of options that are exercisable as of March 24, 2008 or within 60 days of such date.

(4)	See footnote (1) to preceding table.

(5)	Includes 223,614 shares that may be purchased by all officers and directors as a group upon exercise of options and warrants exercisable as of March 24, 2008 or within 60 days of such date.
ELECTION OF DIRECTORS
(Proposal #1)
General Information
          Our Bylaws provide that the number of directors, which shall not be less than one, shall be determined by the Board of Directors or by the shareholders. Pursuant to a recommendation by the Governance Committee, the Board of Directors determined that the number of directors be set at seven and that seven directors be elected at the Annual Meeting. All of the nominees are current members of the Board of Directors. Under applicable Minnesota law, the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
          In the absence of other instructions, each proxy will be voted for each of the nominees listed below as determined by the independent members of the Board of Directors. If elected, each nominee will serve until the next annual meeting of shareholders or until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is determined by the Governance Committee, or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.
          The names and ages of all of our director nominees and the positions held by each with MakeMusic are as follows:

Name	Age	Position
Jeffrey A. Koch (1)(3)	43	Chairman of the Board
John W. Paulson	60	Co-Chief Executive Officer and Director
Ronald B. Raup	57	Co-Chief Executive Officer and Director
Keith A. Fenhaus (1)(2)(4)	50	Director
Robert B. Morrison (1)(4)	46	Director
Graham Richmond (3)(4)	35	Director
Michael Skinner (3)	57	Director

(1)	Member of the Audit Committee.

(2)	The Board of Directors has determined that Keith A. Fenhaus qualifies as an “audit committee financial expert” under the applicable federal securities laws.

(3)	Member of the Compensation Committee.

(4)	Member of the Governance Committee.

          Jeffrey A. Koch joined MakeMusic as a director on July 20, 2006, and was elected the Chairman of the Board on October 19, 2006. Mr. Koch serves as a member of both the Compensation Committee and the Audit Committee. From 2005 through the present date, Mr. Koch has been the Chief Executive Officer of LaunchEquity Partners, LLC, a firm that specializes in investing in early stage companies with high growth potential in both the public and private markets. Mr. Koch is also the manager of Broadway Advisors, LLC which is the manager of LEAP, a shareholder of the Company. Prior to founding LaunchEquity Partners, Mr. Koch was the co-head of the High Yield Bond business at Metropolitan West Asset Management from 2003 to 2004. From 1989 to 2002, Mr. Koch held the position of Portfolio Manager of various fixed income portfolios for Strong Capital Management, the most recent being the head of the High Yield Bond business from 1996 to 2002. Mr. Koch received a B.S. from the University of Minnesota, Morris in 1987 and an MBA from the John M. Olin School of Business at Washington University in St. Louis in 1989. Mr. Koch is a Chartered Financial Analyst.
          John W. Paulson, founder of MakeMusic, was elected to the position of Chief Executive Officer on October 19, 2006 and has served as co-Chief Executive Officer since December 6, 2007. During the six years prior to his election to the position of Chief Executive Officer, Mr. Paulson held various management roles with MakeMusic, including serving as our President and as a director since 1990 and as our Chairman and Chief Executive Officer from 1990 to 2000. From 1982 to 1990, Mr. Paulson was Chairman and Chief Executive Officer of Springboard Software, Inc., a publicly held company he founded to develop and market educational consumer software products. Prior to founding Springboard, Mr. Paulson was a public school music teacher for nine years. He has a Master of Arts in Music Education from the Eastman School of Music, is a published composer, and has performed as a professional musician for more than 10 years. Mr. Paulson has served on the Board of Directors of the National Association of Music Merchants, the Wenger Corporation, and the St. Paul Chamber Orchestra.
          Ronald B. Raup was promoted from his position as President and Chief Operating Officer to co-Chief Executive Officer on December 6, 2007. He was appointed to position of President and Chief Operating Officer on October 19, 2006, and was elected to the Board of Directors on the same date. In addition, Mr. Raup served as our acting Chief Financial Officer from October 19, 2006 until December 4, 2006. Mr. Raup joined MakeMusic as a director in September 2004 and in September 2005 accepted employment as our Chief Marketing Officer. He has more than thirty years of experience in the music product industry. From 2003 through 2005, Mr. Raup served as Vice President-Piano Division of Brook Mays Music Company, the largest full-line music product retailer in the United States. In addition to his three-year term as Vice President, Mr. Raup also served as Chief Operating Officer for Brook Mays from 1999 through 2002. From 1995 to 1999, he was employed at MakeMusic as our President and Chief Operating Officer. Mr. Raup also held senior executive positions with Yamaha Corporation of America and was the top-ranking American on that company’s Board of Directors. He has been active in promoting music- making and has served on the boards of various music-oriented associations such as NAMM, the international music products association, and the World Economic Summit.
          Keith A. Fenhaus was elected as a director on March 15, 2007. Mr. Fenhaus is the Audit Committee Chairman and a member of the Governance Committee. Since 2002, Mr. Fenhaus has been President of Hallmark Insights, a wholly-owned subsidiary of Hallmark Cards, specializing in business incentive solutions. Mr. Fenhaus has previously served Hallmark Insights, where he has been employed since 1992, as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark Insights, Mr. Fenhaus was the Chief Financial Officer of Sheffert & Wein. His previous positions included Senior Vice President, Finance, Community Financial Services at First Bank (now US Bank), and Vice President and Controller at Norwest Mortgage (now Wells Fargo Home Mortgage). Mr. Fenhaus has a bachelor of business administration degree from the University of Wisconsin.
          Robert B. Morrison was appointed to the Board of Directors on July 9, 2007 and serves on the Audit Committee and Governance Committee. Mr. Morrison is the founder and chairman emeritus of Music for All (MFA), a not-for-profit educational organization whose mission is to create, provide and expand positive, life-changing experiences through music. MFA is one of the largest and most influential national music education organizations in support of active music-making and shares with MakeMusic the vision of furthering music education. Prior to founding Music for All, Mr. Morrison served as the Chief Executive Officer of the VH1 Save the Music Foundation, the national non-profit organization committed to restoring music education in America’s public schools. Mr. Morrison has also served as director of market development for NAMM, the international music products association, was an executive director of the American Music Conference (AMC), where he directed AMC’s media efforts, and was a senior executive with the Pearl Corporation. Mr. Morrison has received an honorary doctorate degree from the State University of New York, the Mr. Holland’s Opus Award from the National Academy of Recording Arts and Science and the Life Achievement Award from the Music Distributors Association. Mr. Morrison served as a member of the board of trustees for the Berklee College of Music in Boston and currently serves on several national music and arts education policy boards.

          Graham Richmond was elected to the Board of Directors on July 25, 2006. Mr. Richmond is a member of the Board’s Compensation Committee and is Chairman of the Governance Committee. Mr. Richmond is the Chief Executive Officer and co-founder of Clear Admit, LLC, an educational counseling company focused on management education. Prior to launching Clear Admit at the end of 2001, Mr. Richmond worked as an admissions counselor and technology consultant for the Wharton School at the University of Pennsylvania. Mr. Richmond’s career also includes a position as Vice President of Marketing and Operations at MCS Multi-App, an educational technology company that served the leading law and business schools with software applications in the 1990s. Beyond his professional career, Mr. Richmond has pursued his passion for music as a classical and jazz flautist and singer/songwriter/guitarist. He holds an undergraduate degree in art history from Swarthmore College and an MBA in entrepreneurial management from the Wharton School at the University of Pennsylvania.
          Michael Skinner was appointed to the Board of Directors on November 20, 2006, and is Chairman of the Compensation Committee. Mr. Skinner is a summa cum laude graduate of Berklee College of Music with a bachelor’s degree in music education. He received his master’s degree in music composition from the University of Miami. Mr. Skinner has worked as a composer, arranger, clinician, and performer, as well as a music educator, having taught elementary through high school music. In 1986, Mr. Skinner became the national clinician for Vandoren and a Yamaha performing artist. He later became marketing manager for J. D’Addario & Co., marketing Vandoren products as well as J. D’Addario education products. From 1991-2001, Mr. Skinner served as the marketing manager for the Band & Orchestral Division, Yamaha Corporation of America. In July of 2001, he returned to J. D’Addario & Co. as Director of Marketing for Band & Orchestra products. In July 2004, Mr. Skinner formed DANSR and became the sole U.S. importer of Vandoren Products. Today, he remains the President of DANSR.
Corporate Governance
Independence
          The Board has determined that currently and at all times during the year ended December 31, 2007, a majority of its members are “independent” as defined by the listing standards of the Nasdaq Stock Market. The Board considers in its evaluation of independence any existing related-party transactions, which are discussed later in this proxy statement in the section entitled “Certain Transactions and Business Relationships.” The Board’s determination is based on its belief that none of the independent directors have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The current independent directors are Keith Fenhaus, Jeffrey Koch, Robert Morrison, Graham Richmond and Michael Skinner. Lawrence Morton and John Whisnant were also independent during their term of service in 2007. John Paulson and Ronald Raup are precluded from being considered independent since they currently serve as executive officers of MakeMusic.
          The Board considered in its evaluation of independence Jeffrey Koch’s beneficial ownership of approximately 24% of MakeMusic’s outstanding Common Stock. The Board determined that Mr. Koch satisfies the definition of an “independent director” because his relationship with MakeMusic arises solely from beneficial ownership of MakeMusic securities, and any benefits Mr. Koch has or may receive as a beneficial owner of such securities would be received by all shareholders on a pro rata basis.
Code of Ethics and Business Conduct
          The Board has a Code of Ethics and Business Conduct (“Code of Ethics”) that applies to all of our employees, directors, and officers, including our principal executive officers, principal financial officer, and controller. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Ethics is available in print, free of charge to any stockholder who sends a request for a paper copy to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848. MakeMusic intends to include on its website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officers, principal financial officer, and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B.

Communications with the Board of Directors
          Shareholders may communicate directly with the Board of Directors. All communications should be directed to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board.
Director Attendance at Annual Meeting
          Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting MakeMusic. We do not have an annual meeting attendance policy for directors, but they are encouraged to attend all meetings of shareholders. Four of our directors attended the 2007 annual meeting of shareholders.
Committee and Board Meetings
          Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee. Each committee is comprised only of independent voting directors, pursuant to the respective committee charters. Members of such committees meet formally and informally from time to time throughout the year on committee matters.
          The directors and committee members often communicate informally to discuss the affairs of MakeMusic and, when appropriate, take formal Board and/or committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2007, the Board of Directors held six (6) formal meetings. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any Committee of the Board of Directors on which he served.
          Executive Sessions
          The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings.
          Audit Committee
          The Audit Committee is comprised of independent directors Keith Fenhaus (Chair), Jeffrey Koch, and Robert Morrison. Mr. Koch joined the Audit Committee when he was elected as a director in July 2006, and Mr. Fenhaus joined and was appointed chair of the Audit Committee when he was elected as a director in March 2007. Mr. Morrison has served on the Audit Committee since October 2007. The Audit Committee is responsible for reviewing our internal control procedures, the quarterly and annual financial statements of MakeMusic, engaging and evaluating the performance of our independent registered public accounting firm and reviewing with our independent registered public accounting firm the results of the annual audit. The Audit Committee met five (5) times during fiscal 2007 and our independent registered public accounting firm participated in all of these meetings. A current copy of the Audit Committee charter is available on our website, at www.makemusic.com/investor_relations.aspx.
          The Board has determined that Keith Fenhaus is the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933. Mr. Fenhaus is an “independent director” as that term is defined in Nasdaq Rule 4200(a)(15). The designation of Mr. Fenhaus as the audit committee financial expert does not impose on Mr. Fenhaus any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Fenhaus as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

          Compensation Committee
          The Compensation Committee consists of independent directors Michael Skinner (Chair) who was appointed to the committee on July 19, 2007, and Jeffrey Koch and Graham Richmond, who both joined the committee when they were elected as directors in July 2006. The Compensation Committee met seven (7) times during fiscal 2006. A current copy of the Compensation Committee charter is available on our website, at www.makemusic.com/investor_relations.aspx.
          The Compensation Committee of our Board of Directors directs the design of, and oversees, our executive compensation program. The Compensation Committee’s responsibilities include developing and periodically reviewing with management our philosophy of compensation; annually considering the relationship between MakeMusic’s strategic operating plans and compensation plans; periodically reviewing and advising the Board with respect to, employee deferred compensation plans and benefit plans; and developing, recommending, reviewing and administering compensation plans for members of the Board of Directors. Pursuant to an amendment to the Compensation Committee charter adopted on March 15, 2007, the Compensation Committee also has the authority to establish the salaries and incentive compensation to be paid to our executive officers and the Board of Directors and administers our 2003 Equity Incentive plan (previously, the full Board of Directors established compensation levels based on the Compensation Committee’s recommendation). Our co-Chief Executive Officers and Chief Financial Officer discuss compensation proposals and make recommendations to the Compensation Committee. The Compensation Committee also has the authority to engage a compensation consultant; however, it did not do so in 2007. The Compensation Committee may delegate its responsibilities to subcommittees, as appropriate.
          Governance Committee
          The Governance Committee consists of independent directors Graham Richmond (Chair) who joined the committee when he was elected as director in July 2006, Keith Fenhaus, who was appointed to the committee when he joined the board in March 2007, and Robert Morrison who was appointed to the committee when he joined the board in July 2007. The Governance Committee met four (4) times during fiscal 2007. A current copy of the Governance Committee charter is available on our website, at www.makemusic.com/investor_relations.aspx.
          The Governance Committee recommends to our Board of Directors the selection of candidates and the tenure of the members of our Board who will carry out policies and processes designed to provide for the effective and efficient governance of MakeMusic. The Governance Committee will consider candidates for director nominees recommended by shareholders, directors, third-party search firms, and other sources. In evaluating director nominees, the Governance Committee considers the following factors and qualifications:
•	the appropriate size and the diversity of our Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills, and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	legal and regulatory requirements;

•	experience with accounting rules and practices;

•	the independence standards established by the Board and the presence of any material interests that could cause a conflict between MakeMusic’s interests and the interests of the nominee;

•	the nominee’s willingness to adhere to MakeMusic’s Code of Ethics and Business Conduct;

•	the nominee’s ability to exercise his or her best business judgment in the interest of all shareholders;

•	the nominee’s ability to devote substantial time to the business of the Board and at least one standing committee;

•	appreciation of the relationship of MakeMusic’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
          In addition, the Governance Committee believes that nominees should be able to read and understand basic financial statements, have familiarity with MakeMusic’s business and industry, have high moral character and mature judgment and be able to work collegially with others.

          The Governance Committee will consider the attributes of the candidates and the needs of our Board, and will review all candidates in the same manner.
          A shareholder who wishes to recommend one or more directors must provide a written recommendation to MakeMusic at the address below, directed to the attention of Investor Relations, who will forward the proposals and recommendations to the Governance Committee for consideration. Notice of a recommendation must include the name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names, and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements and Board membership, if any. The shareholder should also include a description of the nominee’s experience and character traits that cause him or her to be suitable for Board membership, and, if desired, an explanation of why the shareholder believes that the nominee would make a meaningful contribution to the Board.
          The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. MakeMusic may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
Director Compensation
          In 2007, each eligible director was compensated in accordance with the MakeMusic, Inc. Board Compensation Plan adopted on February 15, 2007 (the “Board Compensation Plan”). An eligible director is defined as a non-employee member of the Board who is not (i) otherwise compensated by MakeMusic or (ii) a representative of 5% or greater shareholders. Each eligible director who was serving at the beginning of fiscal 2007 received $3,000 per calendar quarter for Board membership, $2,000 per calendar quarter for serving as a committee chairperson and an annual non-qualified stock option grant to purchase 4,000 shares of MakeMusic’s common stock, with an exercise price equal to the fair market value of common stock on the date of the grant. The shares were issued under the 2003 Equity Incentive Plan, have a four-year term and vested ratably over twelve months. In the event a director’s service terminated for any reason or if the director was no longer an eligible director, vesting of the option would have ceased and the director could have exercised any vested shares through the remaining term of the option.
          In accordance with the Board Compensation Plan, on February 15, 2007, the Board granted each of Lawrence Morton, Graham Richmond, Michael Skinner and John Whisnant, who were MakeMusic’s eligible directors at that time, a four-year non-qualified option to purchase 4,000 shares at $6.00 per share, which option vested monthly between the date of grant and December 31, 2007. However, vesting ceased for the option granted to John Whisnant upon his resignation in March 2007 and Lawrence Morton upon his resignation in October 2007.
          On February 15, 2007, the Board granted a four-year fully vested non-qualified option to purchase 2,000 shares at $6.00 per share to Graham Richmond, in recognition of his service as a director since July 25, 2006.
          Upon his election to the Board of Directors on March 15, 2007, the Board granted a four-year non-qualified option to purchase 3,333 shares at $6.01 per share to Keith Fenhaus, which option vested monthly between the date of grant and December 31, 2007.
          Upon his election to the Board of Directors on July 9, 2007, the Board granted a four-year non-qualified option to purchase 2,000 shares at $6.08 per share to Robert Morrison, which option vested monthly between the date of grant and December 31, 2007.

2007 Director Compensation Table
          The following table sets forth certain information regarding compensation paid to and earned by the non-employee directors who served on MakeMusic’s Board of Directors during the 2007 fiscal year.

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Jeffrey Koch	$0	—	$0	—	—	—	$0
Keith Fenhaus	$15,000	—	$8,140	—	—	—	$23,140
Robert Morrison	$6,000	—	$4,798	—	—	—	$10,798
Graham Richmond	$20,000		$14,694				$34,694
Michael Skinner	$16,000	—	$9,796	—	—	—	$25,796
Lawrence Morton(3)	$10,000	—	$10,909	—	—	—	$20,909
John Whisnant(4)	$5,000	—	$5,862	—	—	—	$10,862

(1)	All directors received the amount of cash compensation to which they were entitled under the Board Compensation Plan, as described in the paragraphs directly preceding this Director Compensation Table in the section entitled “Director Compensation.”

(2)	Represents the amounts expensed for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), for outstanding option awards to directors and thus may include amounts from awards granted in and prior to 2007. The assumptions used to determine the valuation of the awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. At fiscal year end the aggregate number of option awards outstanding for each non-employee director was as follows: Jeffrey Koch, 0; Keith Fenhaus, 3,333; Robert Morrison, 2,000; Graham Richmond, 6,000; Michael Skinner, 4,000; Lawrence Morton, 7,331; and John Whisnant, 4,000.

(3)	Lawrence Morton served on our Board of Directors until his resignation in October 2007.

(4)	John Whisnant served on our Board of Directors until his resignation in March 2007.
Vote Required; Recommendation.
          Election of each director requires the affirmative vote of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
          THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL #1.

EXECUTIVE COMPENSATION
Overview
          The Compensation Committee views executive compensation as a total package that includes base salary, annual performance-based non-equity incentive plan awards, and long-term equity compensation in the form of stock options. MakeMusic does not currently provide a defined benefit pension plan, 401K match, or retiree health care.
Employment Agreements and Termination of Employment Agreements
          On October 19, 2000, we entered into a one-year employment agreement with John Paulson, our current co-Chief Executive Officer, that automatically extends for additional one-year periods unless otherwise terminated as provided in the agreement. Pursuant to the agreement, which is still in effect, Mr. Paulson was initially paid a base salary of $155,500 per year, subject to annual increases as determined by the Board of Directors or a committee. For 2007, his base salary was $200,000 and he was eligible to receive a cash incentive award equal to 60% of his base salary, with actual payment dependent upon achievement of company financial objectives that were established by the Compensation Committee for the fiscal year. In 2008, Mr. Paulson’s base salary is unchanged and his cash incentive award potential is equal to 80% of his base salary. In addition, Mr. Paulson’s employment agreement provides that he may be eligible for non-equity incentive compensation as determined by the Board of Directors or a committee. The agreement may be terminated by either party upon written notice to the other party. In the event the agreement is terminated by us without cause, Mr. Paulson will be entitled to receive monthly cash payments equal to his then-current base salary for one year.
          On February 26, 2007, we entered into an employment agreement with Ronald Raup. Mr. Raup’s employment agreement provided that he would receive an initial annual base salary of $185,000 for serving as our President and Chief Operating Officer, which positions he assumed in October 2006. Mr. Raup was promoted to co-Chief Executive Officer on December 6, 2007 and, effective January 1, 2008, his annual base salary was increased to $200,000, subject to annual increases as determined by the Board of Directors or a committee. Also effective January 1, 2008, Mr. Raup became eligible to receive a cash incentive award equal to 80% of his base salary, with actual payment dependent upon achievement during 2008 of company financial objectives that are set by the Compensation Committee for the fiscal year. Mr. Raup is also eligible to receive certain other benefits that we make available to executive officers. The agreement’s initial term ended on February 19, 2008, but is subject to automatic renewal for consecutive one-year terms. The agreement may be terminated by mutual agreement of the parties, or by MakeMusic if there is cause to do so. If we would terminate Mr. Raup without cause, he would be entitled to receive monthly cash payments equal to his then-current base salary for one year.
Base Salaries
     In determining appropriate base salaries for executives, in addition to reviewing market data, the Compensation Committee considers:
•	the co-Chief Executive Officers’ recommendations as to compensation for all other executive officers;

•	the scope of responsibility, experience, time in position, and individual performance of each officer, including the co-Chief Executive Officers;

•	the effectiveness of each executive’s leadership performance and potential to enhance stockholders value; and

•	internal equity.
     The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the factors above in determining executives’ base salaries.
     Adjustments to base salaries are determined based on merit and market. This requires an evaluation of individual performance, competitive market levels and rates of increase, executive experience and internal equity, as well as our overall salary budget. Since annual performance-based incentives (as discussed below) are based on a percentage of base salary, base salary increases also have the effect of increasing the size of annual incentive opportunity.

Material Terms of Non-Equity Incentive Plan Awards
          The Named Executive Officers were not entitled to receive discretionary payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2007 or December 31, 2006. Amounts listed for each of 2007 and 2006 in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation,” were approved by the Compensation Committee on February 18, 2008 and February 9, 2007, respectively. These payments are intended to compensate the executive officers for services rendered in fiscal 2007 and 2006, respectively.
          The Compensation Committee considers annual performance-based compensation to be a motivational method for encouraging and rewarding individual performance that contributes to our overall company performance. Each fiscal year, the Compensation Committee establishes a plan for annual Management Bonus Objectives (“MBOs”) based upon the following:
•	overall financial performance versus the business plan;

•	the performance of the individual officer including the effectiveness of each executive’s leadership performance and potential to enhance long-term shareholder value;

•	individually assigned objectives for each executive officer relating to specific company strategies and objectives;

•	targeted bonus amounts which are based upon market data; and

•	the recommendation of the co-Chief Executive Officers.
          Annual performance-based compensation is designed to motivate executives to achieve success through formula-driven targets. The 2007 design for MBOs was a 70% weighting for quantifiable financial performance in accordance with the annual business plan and included product revenues, profitability, operating cash flow and product subscriptions, 15% at the discretion of the Compensation Committee based on individual and company performance and 15% on individually assigned objectives. These proportions reflect the Committee’s belief that annual incentives should be closely aligned with financial performance.
          Target performance-based compensation amounts are positioned to be competitive with market data and for fiscal year 2007 ranged as a percentage of salary from 30% to 60% for the Named Executive Officers with an increasing scale if financial performance was exceeded. Based on the amounts listed in the column entitled “Non-Equity Incentive Plan Compensation,” of the Summary Compensation Table, actual cash incentive awards paid to our executive officers pursuant to MBOs ranged from 32% to 64% of base salary in fiscal 2007. These amounts reflect the program’s objective to reward individual performance that contributes to our overall performance. The Compensation Committee did not waive or modify for any Named Executive Officer any of the specified performance targets, goals or conditions to payout for performance-based compensation that were in place during fiscal 2007.
Material Terms of Option Grants
          Our long-term incentive compensation in the form of stock option grants is designed to attract and retain key executives, build an integrated management team, reward for innovation and performance, and share long-term successes. The intent is to align executive and shareholder interests, thereby increasing shareholder value. We occasionally grant executives options to purchase shares of MakeMusic common stock as a form of compensation at the time of hire or following performance evaluations. Grants to executives are made under the 2003 Equity Incentive Plan and are subject to the terms of our form of incentive stock option agreement. The form of agreement provides that the exercise price of a grant is equal to the fair market value on the date of grant. The form of agreement also provides that, if the executive leaves MakeMusic for any reason other than death, vesting immediately ceases and options expire in 90 days after the end of employment. In the event of the termination of an employee’s relationship with MakeMusic in connection with a change of control event, all unvested shares of stock subject to the option grant shall immediately vest. Incentive stock options typically vest over a four-year period.
          We made two incentive stock option grants to executive officers in 2007. On February 15, 2007, we granted four-year incentive stock options to John Paulson and Ronald Raup in recognition of prior service. Mr. Paulson received an option to purchase 75,000 shares and Mr. Raup received an option to purchase 85,000 shares. The shares vest ratably over four years with annual vesting on December 31 for the first three years, and on the first day of each quarter during the fourth year.

          On January 3, 2008, MakeMusic granted a seven-year incentive stock option to purchase 20,000 shares of common stock to Karen VanDerBosch in recognition of prior service. The option vests ratably over 48 months, beginning January 31, 2008 and ceasing December 31, 2012.
          The principal factors considered in granting long-term incentive awards to our executive officers are prior performance, contributions to the company, level of responsibility, other compensation, the executive officer’s ability to influence our long-term growth and profitability, and prior stock option grants. The Plan does not provide any quantitative method for weighting these factors, and a decision to grant an equity award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.
          Based on the amounts of total compensation listed in the Summary Compensation Table, long-term variable compensation represented from 22% to 29% of total compensation for the Named Executive Officers in fiscal year 2007, which is consistent with the committee’s overall compensation objectives.
Summary Compensation Table
          The table below sets forth certain information regarding compensation paid during the last two fiscal years to MakeMusic’s Named Executive Officers. Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2007; executive officers who were serving as of December 31, 2007, received total compensation in excess of $100,000 for fiscal 2007 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the “Most Highly Compensated Officers”); and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving at the end of the year.

								Change in
								Pension Value
								and Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary		Bonus (2)	Awards	Awards (1)	Compensation (2)	Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)	($)	($)	($)	($)	($)	($)
John W. Paulson	2007	$200,000		—	—	$115,228	$127,507	—	—	$442,735
Co-Chief Executive Officer	2006	$185,623	(3)	—	—	$49,159	$75,626	—	—	$310,408
Ronald B. Raup(4)	2007	$185,000		—	—	$98,990	$98,287	—	—	$382,277
Co-Chief Executive Officer	2006	$165,032	(5)	—	—	$17,294	$49,306	—	—	$231,632
Karen L. VanDerBosch	2007	$165,000		—	—	$25,614	$52,597	—	—	$243,211
Secretary, Treasurer and Chief Financial Officer	2006	$13,221		—	—	$3,449	$3,966	—	—	$20,636

(1)	Represents the amounts expensed for financial statement reporting purposes for each fiscal year in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), for outstanding performance-based unit grants (“Stock Awards” column) and option awards (“Option Awards” column) under the 2003 Equity Incentive Plan, as amended with shareholder approval in 2006 (the “2003 Plan”) and thus may include amounts from awards granted in and prior to such years. The assumptions used to determine the valuation of the 2007 awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. See the table entitled “Outstanding Equity Awards at 2007 Fiscal Year End” and the narrative discussion entitled “Material Terms of Option Grants” for further information regarding stock option awards. The assumptions used to determine the valuation of the 2006 awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

(2)	The “Bonus” column is used by us to include only discretionary bonus payments apart from our annual MBO incentive plan. Payments under the annual MBO plan, including payments for achieving financial performance and personal goals, are set forth in the “Non-Equity Incentive Plan Compensation” column. Payments under the 2007 MBO plan have been made in 2008 for performance rendered in 2007.

(3)	Includes $3,623 of retroactive salary increase paid in 2007 for services rendered in 2006.

(4)	Mr. Raup was named co- Chief Executive Officer on December 6, 2007.

(5)	Includes $5,032 of retroactive salary increase paid in 2007 for services rendered in 2006.
Outstanding Equity Awards at 2007 Fiscal Year End
          The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each Named Executive Officers outstanding as of December 31, 2007.
Option Awards

				Equity Incentive
	Number of	Number of		Plan Awards:
	Securities	Securities		Number of
	Underlying	Underlying		Securities
	Unexercised	Unexercised		Underlying	Option
	Options	Options		Unexercised	Exercise	Option
	(#)	(#)		Unearned Options	Price	Expiration
Name	Exercisable	Unexercisable		(#)	($)	Date
John W. Paulson	5,187	813	(1)	—	$10.20	6/27/2009
	36,103	69,197	(2)	—	$2.27	7/6/2009
	86,710	2,990	(3)	—	$2.27	7/6/2010
	18,750	56,250	(4)	—	$6.00	12/31/2010
Ronald B. Raup	2,664	0	(5)	—	$4.90	2/1/2012
	20,000	10,000	(6)	—	$3.75	9/15/2015
	21,250	63,750	(4)		$6.00	12/31/2010
Karen L. VanDerBosch	8,125	19,375	(7)	—	$6.14	12/7/2013

(1)	Monthly vesting of 62.5 shares for 96 months beginning June 30, 2001.

(2)	Options vest on July 6, 2009, but are subject to accelerated vesting provisions if MakeMusic’s stock price exceeds certain thresholds. As a result of MakeMusic’s common stock price exceeding an average of $8.00 for a 30-day period during 1/12/2006 — 2/13/2006, 36,103 shares have vested. Additionally, the remaining unvested options are subject to accelerated vesting if the 30-day average stock prices are exceeded for a three month period as follows:
If stock price exceeds $12.00 from 7/7/2006 — 7/6/2008 then 18,052 shares vest immediately;
If stock price exceeds $14.00 from 7/7/2006 — 7/6/2009 then 7,522 shares vest immediately;
If stock price exceeds $16.00 from 7/7/2006 — 7/6/2009 then 7,522 shares vest immediately.

(3)	Monthly vesting of 1,495 shares for 60 months beginning July 31, 2003.

(4)	Options vest annually on December 31 for the first three years, and on the first day of each quarter during the fourth year.

(5)	Options are fully vested.

(6)	Monthly vesting of 625 options for 48 months beginning September 30, 2005.

(7)	Monthly vesting 625 options for 48 months beginning December 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10 percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MakeMusic. Officers, directors, and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to MakeMusic, during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to Insiders were complied with, except for the following: Lawrence Morton, who served on our Board of Directors until October 2007, filed two late reports, for an option grant occurring in February 2007 and a purchase occurring in March 2007. The option grant was reported to the SEC on March 8, 2007 and the purchase was reported to the SEC on April 10, 2007. In addition, each of John Paulson, Ronald Raup, Graham Richmond and Michael Skinner, as well as former director John Whisnant, filed one late report for option grants occurring in February 2007, which were reported to the SEC on March 8, 2007.
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
          In 2007 and 2006, MakeMusic had a strategic partnership with Hal Leonard Corporation, the world’s largest sheet music publisher. We have developed SmartMusic® with Intelligent Accompaniment® software for Hal Leonard’s Essential Elements®, the world’s best-selling method books for beginning band and strings students. As a result of a special marketing and licensing agreement, Hal Leonard offers SmartMusic in its Essential Elements Book One for both band and orchestra students, reaching approximately 1 million students per year. We also have a domestic distribution agreement with Hal Leonard Corporation that relates to our Finale® notation family of products. During the 2007 and 2006 fiscal years we made sales to Hal Leonard Corporation in the approximate amounts of $787,000 and $512,000, respectively, which was approximately 5.4% and 3.9% of our total sales. In addition, we made royalty payments to Hal Leonard Corporation for the use of song titles within our SmartMusic product, which totaled approximately $17,000 and $11,000 for 2007 and 2006, respectively. Lawrence Morton, who formerly served on our Board of Directors, Audit Committee and Compensation Committee, has been President of Hal Leonard Corporation since 1999, and due to that position has an indirect interest in our transactions with that company. The Board determined that these transactions did not affect the independence of Mr. Morton. Mr. Morton resigned from our Board in October 2007. This was the only related party transaction that occurred in 2007 and 2006.
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE 2003 EQUITY INCENTIVE PLAN
(Proposal #2)
General
          MakeMusic has in effect its 2003 Equity Incentive Plan (the “2003 Plan”), which was initially approved by shareholders on May 21, 2003. The amended 2003 Plan which increased the number of shares of Common Stock reserved for issuance from 750,000 to 950,000 was approved by shareholders on May 18, 2006. The Board has recommended an increase to the number of shares of Common Stock reserved for issuance under the 2003 Plan from 950,000 to 1,500,000 shares. The Board believes that granting fairly priced stock options and other stock awards to employees, officers, consultants and directors is an effective means to promote the future growth and development of MakeMusic. Such options and awards, among other things, increase these individuals’ proprietary interest in our success and enables us to attract and retain qualified personnel. Under the 2003 Plan, there are currently outstanding options to purchase 726,555 shares at prices ranging from $2.27 to $10.32. In addition, under our 1992 Stock Option Plan, there are currently outstanding options to purchase approximately 20,650 shares at prices of $10.20 to $11.00. As of March 24, 2008, there are 19,160 options currently available for award under the 2003 Plan. The Board would like to have sufficient shares available under the 2003 Plan to provide equity incentives to employees, consultants and directors to promote the future growth and development of MakeMusic for the next two years. The Board of Directors and Compensation Committee intend to continue to tie individual officer grants closely to our performance. The Board of Directors and the Compensation Committee also believe the 2003 Plan ties the employees’ goals and interests to those of MakeMusic and its shareholders.

Description of the Amended 2003 Equity Incentive Plan
          Following is a general description of the material features of the 2003 Plan, as amended. This description is qualified in its entirety by reference to the full text of the 2003 Plan, as amended, a copy of which is attached to this proxy statement as exhibit A.
          General. Under the 2003 Plan, the Board or a committee appointed by the Board may award incentive or nonqualified stock options, restricted stock, stock appreciation rights, performance shares and performance units to those officers and employees of MakeMusic (including our subsidiaries and affiliates), or to directors of or consultants or advisors to MakeMusic, whose performance, in the judgment of the Board or committee, can have a significant effect on the success of MakeMusic.
          As of the date of this proxy statement, a total of thirty-nine (39) persons have been designated as eligible participants under the 2003 Plan. This includes the Company’s Section 16 officers (three (3) persons), non-employee directors (four (4) persons), and thirty-two (32) key employees. The Board or a committee appointed by the Board may designate additional eligible participants in the future. As of the date of this proxy statement, outstanding options have been granted to thirty-two (32) employees, three (3) of which are executive officers, eight (8) consultants and advisors, four (4) current non-employee directors and three (3) former non-employee directors.
          Shares Available. As amended, the 2003 Plan provides for the issuance of up to 1,500,000 shares of our Common Stock, subject to adjustment of such number in the event of certain increases or decreases in the number of outstanding shares of Common Stock of MakeMusic effected as a result of stock splits, stock dividends, combinations of shares or similar transactions in which MakeMusic receives no consideration. If any options or stock awards granted under the 2003 Plan expire or terminate prior to exercise, the shares subject to that portion of the option or stock award are available for subsequent grants.
          Administration and Types of Awards. The Plan may be administered by the Board or a committee appointed by the Board. Any committee appointed by the Board to administer the 2003 Plan shall consist of at least two “non-employee” directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the Securities Exchange Act of 1934) and, to the extent necessary for compliance with Code Section 162(m), each such director shall also be an “outside director” (within the meaning of Code Section 162(m) and the regulations issued thereunder).
          The Board has appointed the Compensation Committee as Administrator of the 2003 Plan. The Committee has broad powers to administer and interpret the 2003 Plan, including the authority to (i) establish rules for the administration of the 2003 Plan, (ii) select the participants in the 2003 Plan, (iii) determine the types of awards to be granted and the number of shares covered by such awards, and (iv) set the terms and conditions of such awards.
          Term. Incentive stock options may be granted pursuant to the 2003 Plan until May 20, 2013. Other awards may be granted pursuant to the 2003 Plan from time to time until the 2003 Plan is discontinued or terminated by the Board.
          Options. Options granted under the 2003 Plan may be either “incentive” stock options within the meaning of Section 422 of the Internal Revenue Code (“IRC”) or “nonqualified” stock options that do not qualify for special tax treatment under the IRC. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of our Common Stock on the date the option is granted. The closing sale price of a share of our Common Stock was $9.18 on March 24, 2007. The Committee will determine the term of the option (which in the case of an incentive stock option, may in no event exceed ten years) and how it will become exercisable. Optionees may pay for shares upon exercise of option in cash or, if approved by the Administrator, by delivering previously acquired shares of Common Stock or by a combination thereof. An incentive stock option may not be transferred by an optionee except by will or the laws of descent and distribution. In certain circumstances, a nonqualified option may be transferred to a member of an optionee’s family, a trust for the benefit of such immediate family members or a partnership in which such family members are the only partners.

          Restricted Stock and Restricted Stock Unit Awards. The Committee is also authorized to grant awards of restricted stock and restricted stock units. Each restricted stock and restricted stock unit award granted under the Plan shall be for a number of shares as determined by the Committee, subject to the limitations set forth in the 2003 Plan, and the Committee, in its discretion, may also establish continued employment, vesting or other conditions that must be satisfied for the restrictions on the transferability of the shares and the risks of forfeiture to lapse. With respect to restricted stock awards, recipients are entitled to vote the shares and receive any dividends with respect to the shares from the date the award is made. With respect to restricted stock unit awards, recipients gain voting and dividend rights as to all or portions of the award as risks of forfeiture lapse. Restricted stock and restricted stock unit awards may not be transferred by a recipient, other than by will or the laws of descent or distribution, until the risks of forfeiture have lapsed.
          Performance Share Awards and Performance Units. The Committee is also authorized to grant performance awards, which are earned or become vested upon achievement of goals established by the Committee. Performance share awards generally provide the recipient with the opportunity to receive shares of our Common Stock and performance units generally provide recipients with the opportunity to receive cash awards, but only if our financial goals or other business objectives are achieved over specified performance periods. Performance awards are non-transferable, other than by will or the laws of descent or distribution.
          Stock Appreciation Rights. A stock appreciation right may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Committee. Generally, upon the exercise of a stock appreciation right, the recipient will receive cash, shares of Common Stock or some combination of cash and shares having a value equal to the excess of (i) the fair market value of a specified number of shares of our Common Stock, over (ii) a specified exercise price. If the stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right. The Committee will determine the term of the stock appreciation right and how it will become exercisable. A stock appreciation right may not be transferred by an optionee except by will or the laws of descent and distribution.
          Amendment. The Board of Directors may, from time to time, suspend or discontinue the 2003 Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option or stock award to the material detriment of the participant without the consent of the participant except as authorized in the event of merger, consolidation or liquidation of MakeMusic, (ii) the 2003 Plan may not be amended in any manner that will (a) materially increase the number of shares subject to the 2003 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (b) change the designation of the class of employees eligible to receive awards; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to participants under the 2003 Plan without the approval of the shareholders, to the extent such approval is required by applicable law or regulation.
Federal Income Tax Matters
          Options. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2003 Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of our Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. MakeMusic will receive an income tax deduction in its fiscal year in which nonqualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.
          Incentive stock options granted under the 2003 Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of MakeMusic. MakeMusic ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

          Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse. Alternatively, if a recipient makes a “Section 83(b)” election, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. MakeMusic normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
          Performance Share and Performance Unit Awards. A recipient of performance shares or performance units will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received, as the case may be, in the year that the recipient receives payment. MakeMusic normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
          Stock Appreciation Rights. Generally, a recipient of a stock appreciation right will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received in the year that the stock appreciation right is exercised. MakeMusic normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Interest of Certain Persons in Matters to be Acted Upon
          No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to the 2003 Plan, except that our directors and executive officers are eligible to receive awards under the 2003 Plan.
New Plan Benefits
          The table below shows the total number of shares underlying stock options that have been granted under the 2003 Plan as of March 24, 2008 to the Named Executive Officers and the groups set forth, without taking into account exercises or cancellations. Because future grants of stock options under the 2003 Plan are subject to the discretion of the Committee, the future benefits that may be received by these individuals and groups under the 2003 Plan cannot be determined at this time.

Shares of Common Stock
Name and Position/Group	Underlying Options Received(1)
John W. Paulson, co-Chief Executive Officer	276,000
Ronald B. Raup, co-Chief Executive Officer	117,664
Karen L. VanDerBosch, Chief Financial Officer	50,000

Current Executive Officers as a Group (3 persons)	443,664
Current Directors who are not Executive Officers as a Group (4 persons)	31,333
Current Employees who are not Executive Officers or Directors as a Group (32 persons)	209,897

(1)	Includes options that may have been exercised.

Equity Compensation Plan Information
          The following table provides information as of December 31, 2007 about our equity compensation plans.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding	outstanding	(excluding securities
	options.	options.	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	712,768	$4.34	55,160
Totals	712,768	$4.34	55,160
Vote Required; Recommendation
          Approval of the increase of shares reserved under the 2003 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE INCREASE OF SHARES UNDER THE 2003 EQUITY INCENTIVE PLAN SET FORTH IN THIS PROPOSAL #2.
AUDIT COMMITTEE REPORT
          The Board of Directors maintains an Audit Committee comprised of three of our independent directors, including a Financial Expert. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace Rule that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be “independent directors” as that term is defined by Nasdaq Rule 4200(a)(15).
          In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of MakeMusic. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)	reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.
          Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission.
Members of the Audit Committee:
Keith A. Fenhaus (Chair)
Jeffrey A. Koch
Robert B. Morrison

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #3)
General Information
          The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for MakeMusic for the year ending December 31, 2008. McGladrey & Pullen, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2007, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.
          A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Audit Fees
          The following table sets forth the approximate fees billed by McGladrey & Pullen, LLP or its affiliated entity, RSM McGladrey, Inc. for fiscal years 2006 and 2007:

	McGladrey & Pullen, LLP
	2006	2007
Audit Fees	$198,000	$220,000
Tax Fees	12,000	12,000

	$210,000	$232,000
          Audit fees are for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-KSB and 10-QSB, and attendance at Audit Committee meetings. Tax fees include fees for services provided in connection with preparation of tax returns.
          Our Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP and has determined that such services are compatible with maintaining their independence.
Pre-Approval of Audit Fees
          Pursuant to its pre-approval policy, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for MakeMusic by its independent auditors or any other auditing or accounting firm. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved cost levels will also require specific pre-approval by the Audit Committee.
          The Audit Committee has authorized the pre-approval of non-audit services not to exceed $10,000. The Audit Committee pre-approved all of the non-audit services described above for which McGladrey & Pullen, LLP billed MakeMusic fees in excess of $10,000.
DELIVERY OF DOCUMENTS AND OTHER BUSINESS
          MakeMusic does not mail a quarterly shareholder report to shareholders. All press releases are available on our website (including quarterly and annual results) at www.makemusic.com/press_releases.aspx, or by e-mail immediately after results are issued, if you send your e-mail address to investorrelations@makemusic.com. Forms 10-KSB and 10-QSB are available on the SEC website at www.sec.gov/cgi-bin/browse-edgar and on our website at www.makemusic.com/investor_relations.aspx under SEC EDGAR Filings. Any shareholder who wishes to receive these forms by mail can submit a request, along with their name and address, to MakeMusic at the address below.

MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
          Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
          Any appropriate proposal submitted by a shareholder of MakeMusic and intended to be presented at the 2009 Annual Meeting of Shareholders must be received by us no later than December 11, 2008, to be considered for inclusion in our proxy statement and related proxy for the 2009 Annual Meeting.
          Also, MakeMusic’s bylaws provide that a stockholder must give timely advance notice in writing to the Secretary in order to bring business before an Annual Meeting, whether or not included in our proxy statement. To bring business before the 2009 Annual Meeting, a shareholder notice must be delivered to the address below no sooner than February 20, 2009, and no later than March 22, 2009.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848

FORM 10-KSB
          A COPY OF OUR FORM 10-KSB ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. MAKEMUSIC WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO US FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF MAKEMUSIC COMMON STOCK ON MARCH 24, 2008, THE RECORD DATE FOR THE 2008 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MS. KAREN VANDERBOSCH, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Koch
Chairman of the Board

Minneapolis, Minnesota
April 9, 2008

MAKEMUSIC, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 21, 2008
3:30 p.m.
Fredrikson & Byron
Suite 4000
200 South Sixth Street
Minneapolis, MN 55402

MakeMusic, Inc. 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2008.
The shares of stock you hold in your account will be voted as you specify below.
If no choice is specified, the proxy will be voted “FOR” Items 1 through 3.
By signing the proxy, you revoke all prior proxies and appoint John W. Paulson, Ronald B. Raup, and Karen L. VanDerBosch, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 6:00 p.m. (CT) on May 20, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available (non-U.S. holders without numbers will enter 0000). Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/mmus/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 6:00 p.m. (CT) on May 20, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available (non-U.S. holders without numbers will leave blank). Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MakeMusic, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
â     Please detach here     â

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 3

1. Elect members of the Board of Directors:	01 Jeffrey A. Koch 02 John W. Paulson 03 Ronald B. Raup 04 Keith A. Fenhaus	05 Robert B. Morrison 06 Graham Richmond 07 Michael Skinner

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approve an increase in the number of authorized shares in the 2003 Equity Incentive Plan from 950,000 to 1,500,000.	For ☐	Against ☐	Abstain ☐

3.	Ratify the appointment of McGladrey & Pullen, LLP as independent registered accounting firm for year ending December 31, 2008.	For ☐	Against ☐	Abstain ☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box     ☐     Indicate changes below:

Date                              , 2008

Signature(s) in Box
Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.